EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-208670 and 333-231710) and on Form S-3 (No. 333-263704) of The Interpublic Group of Companies, Inc. and in the Amendment No.1 to the Registration Statement on Form S-4 (No. 333-284358) of Omnicom Group Inc. of our report dated February 20, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

New York, New York
February 20, 2025